STEGMAN
& COMPANY
CERTIFIED PUBLIC ACCOUNTANTS AND
MANAGEMENT CONSULTANTS SINCE 1915

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus Supplement and the accompanying prospectus a part of a "shelf" registration statement filed on Form S-3 (file No. 333-183286) of our report dated March 15, 2012 relating to the financial statements in Celsion Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

Stegman + Company

Baltimore, Maryland
February 25, 2013

Suite 100, 405 East Joppa Road Baltimore, Maryland 21286 • 410-823-8000 • 1-800-686-3883 • Fax: 410-296-4815 • www.stegman. com